UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 28, 2008

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200

Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2008, Barrett Business Services, Inc. (the "Company"), issued a news release announcing its financial results for the third quarter ended September 30, 2008, and limited financial guidance for the fourth quarter ending December 31, 2008. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On October 28, 2008, the Company issued a news release announcing that its board of directors declared a regular, quarterly cash dividend of $0.08 per share. The dividend is payable on December 12, 2008, to all stockholders of record as of November 28, 2008.

Also on October 28, 2008, the Company announced that its board of directors had approved an increase in the number of shares the Company is authorized to repurchase under its share repurchase program by 2,000,000 shares to 3,000,000 shares. The number of shares remaining available for repurchase under the existing 1,000,000 share authorization was 199,207 shares as of October 24, 2008. The timing and actual number of shares repurchased will depend on various factors, including price, market conditions, and corporate, legal and listing requirements.

The news release announcing the dividend declaration and the increase in the share repurchase program is furnished as Exhibit 99.1 to this report and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following exhibit is furnished with this Form 8-K:

99.1 News Release dated October 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: October 28, 2008	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary